Exhibit 99.3

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear [Field: Full Name]:

As you know, on May 20, 2009 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Pure Digital Technologies, Inc., (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Python Acquisition Corp., Pure Digital Technologies, Inc., and the Shareholders’ Agent dated as of March 18, 2009 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Pure Digital Technologies, Inc. common stock granted to you under the 2002 Stock Plan of Pure Digital Technologies, Inc. (the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Pure Digital Technologies, Inc. under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Pure Digital Technologies, Inc., common stock granted to you under the Plan (the “ Pure Digital Technologies, Inc. Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) and/or option assumption agreements entered into by and between you and Pure Digital Technologies, Inc. (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Pure Digital Technologies, Inc. Option(s) that are required by the Acquisition.

The table below summarizes your Pure Digital Technologies, Inc. Option(s) immediately before and after the Acquisition:

Grant Details

Employee ID	[Field: Employee ID]

Grant Date	[Field: Grant Date]

Type of Option	[Field: Grant Type]

Grant Number	[Field: Grant Number]

Cisco Number of Option Shares	[Field: Shares Granted]

Cisco Exercise Price Per Share	[Field: Option Price]

Original Number of Option Shares	[Field: Acquisition Shares]

Original Exercise Price Per Share	[Field: Acquisition Exercise Price]

Vesting Commencement Date	[Field: Vest Start Date]

Expiration Date	[Field: Expiration Date]

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.4051003860 as determined in accordance with the terms of the Merger Agreement, and are intended to: (i) assure that the total spread of your assumed Pure Digital Technologies, Inc. Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Pure Digital Technologies, Inc. Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Pure Digital Technologies, Inc. Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Pure Digital Technologies, Inc. Option(s) was determined by dividing the exercise price per share of your Pure Digital Technologies, Inc. Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Pure Digital Technologies, Inc. will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Pure Digital Technologies, Inc. Option(s) remain the same as set forth in the Option Agreement(s) (in this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Pure Digital Technologies, Inc. or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Pure Digital Technologies, Inc. Option(s)) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. Vesting of your assumed Pure Digital Technologies, Inc. Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies and, the only permissible methods to exercise your assumed Pure Digital Technologies, Inc. Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Pure Digital Technologies, Inc. Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Pure Digital Technologies, Inc. Option(s) may be “early exercised” (i.e., an assumed Pure Digital Technologies, Inc. Option(s) may be exercised for shares of Cisco common stock only to the extent vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary, you will have the applicable limited post-termination exercise period specified in your

Option Agreement(s) for your assumed Pure Digital Technologies, Inc. Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Pure Digital Technologies, Inc. Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Pure Digital Technologies, Inc. Option(s), you must utilize one of Cisco’s preferred brokers, the Charles Schwab Corporation (telephone number is _______________) or Smith Barney (telephone number is __________).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Pure Digital Technologies, Inc. Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Until Cisco’s Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Pure Digital Technologies, Inc. Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Pure Digital Technologies, Inc. Option(s), please contact _____________ at ______________.

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Pure Digital Technologies, Inc. Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Pure Digital Technologies, Inc. Option(s), the Plan and this Stock Option Assumption Agreement.

ATTACHMENTS

Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear [Field: Full Name]:

As you know, on May 20, 2009 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Pure Digital Technologies, Inc., (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Python Acquisition Corp., Pure Digital Technologies, Inc., and the Shareholders’ Agent dated as of March 18, 2009 (the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Pure Digital Technologies, Inc. common stock granted to you under the 2009 Equity Incentive Plan of Pure Digital Technologies, Inc. (the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Pure Digital Technologies, Inc. under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Pure Digital Technologies, Inc., common stock granted to you under the Plan (the “ Pure Digital Technologies, Inc. Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) and/or option assumption agreements entered into by and between you and Pure Digital Technologies, Inc. (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Pure Digital Technologies, Inc. Option(s) that are required by the Acquisition.

The table below summarizes your Pure Digital Technologies, Inc. Option(s) immediately before and after the Acquisition:

Employee ID	[Field: Employee ID]

Grant Date	[Field: Grant Date]

Type of Option	[Field: Grant Type]

Grant Number	[Field: Grant Number]

Cisco Number of Option Shares	[Field: Shares Granted]

Cisco Exercise Price Per Share	[Field: Option Price]

Original Number of Option Shares	[Field: Acquisition Shares]

Original Exercise Price Per Share	[Field: Acquisition Exercise Price]

Vesting Commencement Date	[Field: Vest Start Date]

Expiration Date	[Field: Expiration Date]

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.4051003860 as determined in accordance with the terms of the Merger Agreement, and are intended to: (i) assure that the total spread of your assumed Pure Digital Technologies, Inc. Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Pure Digital Technologies, Inc. Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Pure Digital Technologies, Inc. Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Pure Digital Technologies, Inc. Option(s) was determined by dividing the exercise price per share of your Pure Digital Technologies, Inc. Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Pure Digital Technologies, Inc. will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Pure Digital Technologies, Inc. Option(s) remain the same as set forth in the Option Agreement(s) (in this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Pure Digital Technologies, Inc. or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Pure Digital Technologies, Inc. Option(s)) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. Vesting of your assumed Pure Digital Technologies, Inc. Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies and, the only permissible methods to exercise your assumed Pure Digital Technologies, Inc. Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Pure Digital Technologies, Inc. Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Pure Digital Technologies, Inc. Option(s) may be “early exercised” (i.e., an assumed Pure Digital Technologies, Inc. Option(s) may be exercised for shares of Cisco common stock only to the extent vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary, you will have the applicable limited post-termination exercise period specified in your

Option Agreement(s) for your assumed Pure Digital Technologies, Inc. Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Pure Digital Technologies, Inc. Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Pure Digital Technologies, Inc. Option(s), you must utilize one of Cisco’s preferred brokers, the Charles Schwab Corporation (telephone number is _________________) or Smith Barney (telephone number is _____________).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Pure Digital Technologies, Inc. Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Until Cisco’s Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Pure Digital Technologies, Inc. Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Pure Digital Technologies, Inc. Option(s), please contact ____________ at _______________.

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Pure Digital Technologies, Inc. Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Pure Digital Technologies, Inc. Option(s), the Plan and this Stock Option Assumption Agreement.

ATTACHMENTS

Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

PURE DIGITAL TECHNOLOGIES, INC.

UNITED KINGDOM

Dear [Field: Full Name]:

As you know, on May 20, 2009, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Pure Digital Technologies, Inc. (“Pure Digital”) (the “Acquisition”) pursuant to the Agreement and Plan of Reorganization by and among Cisco Systems, Inc. and Pure Digital dated as of March 18, 2009 (as amended to date, the “Merger Agreement”). On the Closing Date you held one or more outstanding options to purchase shares of Pure Digital common stock granted to you under the Pure Digital Technologies, Inc. 2002 Stock Plan, (the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Pure Digital under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Pure Digital common stock granted to you under the Plan (the “Pure Digital Option(s)”), and documented by a notice of grant and stock option agreement(s) (or stock option agreements) and any amendment(s) entered into by and between you and Pure Digital (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Pure Digital Option(s) that are required by the Acquisition.

The table below summarizes your Pure Digital Option(s) immediately before and after the Acquisition:

Employee ID	[Field: Employee ID]

Grant Date	[Field: Grant Date]

Type of Option	[Field: Grant Type]

Grant Number	[Field: Grant Number]

Cisco Number of Option Shares	[Field: Shares Granted]

Cisco Exercise Price Per Share	[Field: Option Price]

Original Number of Option Shares	[Field: Acquisition Shares]

Original Exercise Price Per Share	[Field: Acquisition Exercise Price]

Vesting Commencement Date	[Field: Vest Start Date]

Expiration Date	[Field: Expiration Date]

The post-Acquisition adjustments are based on the Option Exchange Ratio of 0.4051003860 as determined in accordance with the terms of the Merger Agreement, and are intended to: (i) ensure that the total spread of your assumed Pure Digital Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. If applicable, and to the extent allowable by law, the adjustments are also intended to retain “incentive stock option” status under U.S. tax laws. The number of shares of Cisco common stock subject to your assumed Pure Digital Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Pure Digital Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Pure Digital Option(s) was determined by dividing the exercise price per share of your Pure Digital Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco, and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. As used in this Agreement “Employer” means your actual employer. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Pure Digital or Flip Video U.K. Ltd. will now refer to your status as an employee of Cisco or any present or future Cisco parent, subsidiary or affiliate.

The vesting commencement date and expiration date of your assumed Pure Digital Option(s) remain the same as set forth in the Option Agreement(s) (in this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Pure Digital, Flip Video U.K. Ltd., or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Pure Digital Option(s)) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition.

Vesting of your assumed Pure Digital Option(s) will be suspended during all leaves of absence in accordance with Cisco’s policies and, the only permissible methods to exercise your assumed Pure Digital Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Pure Digital Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Pure Digital Option(s) may be “early exercised” (i.e., an assumed Pure Digital Option may be exercised for shares of Cisco common stock only to the extent the assumed Pure Digital Option is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Merger Agreement or otherwise in connection with the Acquisition. Upon termination of your active employment with Cisco or any present or future Cisco parent, subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Pure Digital Option(s) to the extent vested and outstanding at the time of termination, after which time your assumed Pure Digital Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Pure Digital Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation (the telephone number is ________________).

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and the right of Cisco or its parent, subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason and whether or not in breach of local labor laws. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Pure Digital Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of your active employment.

The following are additional terms and conditions of your assumed Pure Digital Options:

Tax Related Items.

Prior to exercise of the assumed Pure Digital Option(s) (or conversion/acceleration of vesting of the assumed Pure Digital Option(s) if the conversion/acceleration is a taxable event in your country), you authorize the Company and/or your Employer, or their respective agents, at their discretion to satisfy any obligations for Option Tax Liability, including income tax, Primary and Secondary Class I National Insurance Contributions and, payroll tax or other tax-related withholding (“Tax-Related Items”) in relation to your assumed Pure Digital Option(s) by one or a combination of the following: (1) by withholding all applicable Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer; (2) withholding from proceeds of the sale of the Shares acquired upon exercise of the Pure Digital Option(s) either through a voluntary sale (specifically including where the Pure Digital Option(s) is/are exercised in accordance with a cashless exercise program with a Cisco-designated broker) or through a mandatory sale arranged by the Company (on your behalf, pursuant to this authorization); (3) withholding of Shares that would otherwise be issued upon exercise of the Pure Digital Option(s) or (4) requiring you to satisfy the liability for Tax-Related Items by means of any other arrangement approved by the Company. To avoid financial accounting charges under applicable accounting guidance, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or may take any other action required to avoid financial accounting charges under applicable accounting guidance. Finally, you must pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise, refuse to convert your assumed Pure Digital Option(s) and/or refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Paragraph.

Regardless of any action the Company or the Employer takes with respect to any or all Tax-Related Items, you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Pure Digital Option(s), including the grant, vesting, conversion into options over Cisco Shares or exercise of the Pure Digital Option(s), any acceleration of vesting, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the conversion of Pure Digital Option(s) into options over Cisco Shares, any acceleration of vesting or any aspect of the Pure Digital Option(s) to reduce or eliminate your liability for Tax-Related Items or achieve a particular tax result. Further, if you become subject to taxation in more than one jurisdiction between the grant date and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

If payment or withholding of the income tax due is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current Her Majesty’s Revenue and Customs (“HMRC”) official rate, it will be immediately due and repayable, and Cisco or the Employer may recover it at any time thereafter by any of the means referred to above in this Agreement. You also authorize Cisco to withhold the transfer of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an executive officer or director (as those titles are used for purposes of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are an executive officer or director and Tax-Related Items are not collected from or paid by you within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and National Insurance Contributions may be payable. You acknowledge that the Company or the Employer may recover any such additional income tax and National Insurance Contributions at any time thereafter by any of the means referred to above.

You agree to accept liability for any Secondary Class I National Insurance Contributions (“Employer NICs”) which may be payable by Cisco or the Employer in connection with the Pure Digital Options. Without prejudice to the foregoing, you expressly agree to the terms of the joint election set forth in this section between you and Cisco (the “Election”), the form of such Election being formally approved by HMRC. You agree to enter into such further joint elections as may be required between you and any successor to Cisco. If you do not accept this Agreement, including the Election, prior to the exercise or vesting date, or if the Election is revoked at any time by HMRC, the assumed Pure Digital Options shall become null and void without any liability to Cisco and/or the Employer and shall lapse with immediate effect.

This Election is between you, the holder of outstanding Pure Digital Option(s), and Cisco (of 170 West Tasman Dr., San Jose, California, USA 95134), which is entering into this Form of Election on behalf of the Employer.

This Election relates to Employer NICs which may arise on (i) the acquisition of securities pursuant to the exercise of and/or vesting of the assumed Pure Digital Option(s) (within section 477(3)(a) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”)); and/or (ii) the assignment or release of the assumed Pure Digital Option(s) in return for consideration (within section 477(3)(b) of ITEPA); and/or (iii) the receipt of any other benefit in connection with the assumed Pure Digital Option(s) (within section 477(3)(c) of ITEPA); and/or (iv) post-acquisition events in connection with the assumed Pure Digital Option(s) or securities acquired pursuant to the assumed Pure Digital Option(s) (within section 427 of ITEPA); and/or (v) post-acquisition events in connection with the assumed Pure Digital Option(s) or securities acquired pursuant to the assumed Pure Digital Option(s) (within section 439 of ITEPA), (each, a “Taxable Event”) pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”).

This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA. This Election applies to all assumed Pure Digital Options that have been granted to you under the Plans and in accordance with this Agreement. For the avoidance of doubt, this Election does not apply to employment income arising by virtue of Chapter 3A of Part VII of ITEPA. This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

You and Cisco jointly elect that the entire liability of the Employer to pay Employer NICs on the Taxable Event is hereby transferred to you. You understand that by signing below or clicking on the ‘I accept box’ to accept this Agreement, including this Election, you will become personally liable for the Employer NICs covered by this Election.

You and Cisco acknowledge that the Employer is under a duty to remit the Employer NICs to the HMRC on your behalf within 14 days after the end of the U.K. tax month during which the Taxable Event occurs, or such other period of time, as prescribed. You agree to pay to Cisco and/or your Employer the Employer NICs on demand, at any time on or after the Taxable Event and you hereby authorize Cisco and/or the Employer to account for the Employer NICs to HMRC.

Without limitation to the preceding paragraph, you hereby authorize Cisco and/or the Employer to collect the Employer NICs from you at any time on or after the Taxable Event by any of the means set forth in this Agreement. Cisco reserves for itself and the Employer the right to withhold the transfer of any Shares to you until full payment of the Employer NICs is received.

You and Cisco agree to be bound by the terms of this Election regardless of whether you are transferred abroad or are not employed by the Employer on the date on which the Employer NICs becomes due. This Election will continue in effect until the earliest of the following: (i) you and Cisco both agree in writing that it should cease to have effect; (ii) the date Cisco serves written notice on you terminating its effect; (iii) the date the HMRC withdraws approval of this Election; or (iv) on the date this Election ceases to have effect in accordance with its terms in respect of any outstanding assumed Pure Digital Option(s) granted under the Plans. This Election will continue in force regardless of whether you cease to provide services to the Employer.

The employing companies to which this Election currently relates are:

Name	Address

Fibercore Limited	Fibercore House University Parkway Chilworth Science Park Southampton Hampshire SO16 7QQ

Cisco Systems Limited	Eversheds House 70 Great Bridgewater Street Manchester M1 5ES

Scientific-Atlanta Western Europe Limited	49 Suttons Park Avenue Reading Berkshire RG61 1AZ

Cisco Systems (Scotland) Limited	MD Secretaries Limited Princes Exchange 1 Earl Grey Street Edinburgh EH3 9AQ

Cisco International Limited	1 Callaghan Square Cardiff CF 10 SBT

*****

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal information as described in this Agreement by and among, as applicable, the Employer, and the Company and its parent, subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (or other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in the Company, details of all assumed Pure Digital Option(s) or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (“Data”), for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data may be transferred to the Company or any of its parent, subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the assumed Pure Digital Option(s) under the Plan or with whom Shares acquired pursuant to the exercise of the assumed Pure Digital Option(s) or cash from the sale of Shares may be deposited. Furthermore, you acknowledge and understand that the transfer of such Data to the Company or any of its parent, subsidiaries or affiliates, or any third parties is necessary for your participation in the Plan.

You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting your local human resources representative. You further acknowledge that withdrawal of consent may affect your ability to realize benefits from the assumed Pure Digital Option(s) and your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

*****

No Entitlement or Claims for Compensation.

By accepting this Agreement, you hereby acknowledge and agree as follows:

(a) Your rights, if any, in respect of or in connection with the assumed Pure Digital Options or any other stock award are derived solely from the discretionary decision of Cisco to permit you to benefit from a discretionary award. The Plan may be amended, suspended or terminated by Cisco at any time, unless otherwise provided in the Plan and this Agreement or the Option Agreement(s). By exercising the assumed Pure Digital Option, you expressly acknowledge that there is no obligation on the part of Cisco to continue the Plan and/or grant any additional stock awards or benefits in lieu of options or any other stock awards even if Pure Digital Options have been granted repeatedly in the past. All decisions with respect to future option grants, if any, will be at the sole discretion of Cisco.

(b) The assumed Pure Digital Options and the Shares subject to the assumed Pure Digital Options are not intended to replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for Pure Digital, Flip Video U.K. Ltd., the Employer or Cisco or its parent, subsidiaries or affiliates. The value of the assumed Pure Digital Options and the Shares subject to the Pure Digital Options are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to Pure Digital, Flip Video U.K. Ltd., the Employer or Cisco or its parent, subsidiaries or affiliates and which are outside the scope of your written employment agreement (if any).

(c) You acknowledge that you are voluntarily participating in the Plan.

(d) Neither the Plan nor the assumed Pure Digital Options or any other stock award granted under the Plan shall be deemed to give you a right to remain an employee, consultant or director of Cisco, its parent, subsidiaries or affiliates. The Employer reserves the right to terminate your service at any time, with or without cause, and for any reason, subject to applicable laws, Cisco’s Articles of Incorporation and Bylaws and a written employment agreement (if any).

(e) Your participation in the Plan will not be interpreted to form an employment contract or relationship with the Employer or Cisco or its parent, subsidiaries or affiliates.

(f) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the assumed Pure Digital Options will have no value. If you exercise the assumed Pure Digital Options and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the exercise price. You understand that neither the Employer, nor the Company or its parent, subsidiaries or affiliates is responsible for any foreign exchange fluctuation between the Employer’s local currency and the United States Dollar that may affect the value of the assumed Pure Digital Options.

(g) In consideration of the conversion of the assumed Pure Digital Options, no claim or entitlement to compensation or damages shall arise from forfeiture of the Pure Digital Options resulting from termination of your service by Cisco or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

(h) You agree that Cisco may require the Pure Digital Options assumed and converted hereunder to be exercised with, and the Shares held by, a broker designated by the Company.

(i) You agree that your rights to acquire Shares or proceeds from the sale of Shares hereunder (if any) shall be subject to set-off by Cisco for any valid debts that you owe to Cisco.

(j) The Pure Digital Options and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

(k) Cisco and the Employer are not providing any tax, legal or financial advice, nor are Cisco and the Employer making any recommendations regarding your participation in the Plan, or your acquisition or sale of Cisco Shares; you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

You hereby acknowledge and agree as follows: (a) the conversion and adjustment of your assumed Pure Digital Option(s) and/or acceleration of vesting of your assumed Pure Digital Option(s) to awards over Cisco Shares may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such assumed Pure Digital Option(s), and that Pure Digital, Cisco and your Employer do not take any responsibility or liability with respect to the loss of tax and social insurance qualified status of your assumed Pure Digital Option(s); (b) you received information regarding the adjustment and conversion of your Pure Digital Option(s); and (c) you acknowledge that exercise and vesting of your Pure Digital Option(s) is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise or receive assumed Pure Digital Option(s) would not be compliant with applicable foreign securities laws, you will not be permitted to purchase or receive Shares under this Agreement.

You acknowledge that if you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will take precedence. Cisco may, in its sole discretion, decide to deliver any documents related to the assumed Pure Digital Option(s) and this Agreement by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by Cisco, the Charles Schwab Corporation or other third party designated by Cisco.

You further agree to enter into the Election. Under the terms of the Election, you agree to continue to be liable for any Employer NICs that may arise in connection with the assumed Pure Digital Options and authorize Cisco and/or the Employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from salary or other payments due, or the sale of sufficient Shares acquired pursuant to the assumed Pure Digital Options.

Cisco reserves the right to impose other requirements on your participation in the Plan, on the exercise of the assumed Pure Digital Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the laws of the country in which you are working at the time of vesting or exercise of the assumed Pure Digital Options or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill.

Until Cisco’s Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Pure Digital Technologies, Inc. Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Pure Digital Technologies, Inc. Option(s), please contact ____________ at _______________.

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Pure Digital Technologies, Inc. Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Pure Digital Technologies, Inc. Option(s), the Plan and this Stock Option Assumption Agreement.

ATTACHMENTS

Exhibit A - Form S-8 Prospectus